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                                                                   EXHIBIT 10.38


                          THIRD MODIFICATION AGREEMENT

DATE:                March 28, 2002

PARTIES: Borrower:   WHITE ELECTRONIC DESIGNS CORPORATION,
                     an Indiana corporation

         Lender: BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, successor by merger to Bank One, Texas, N.A.


                                    RECITALS:

     A. Lender has extended to Borrower credit ("Loan") in the principal amount of $12,000,000 pursuant to the Loan and Security Agreement, dated January 7, 2000 ("Loan Agreement"), and evidenced by the Promissory Note, dated June 30, 2000 ("Note"). The unpaid principal of the Loan as of the date hereof is $0.00. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Loan Agreement.

     B. The Loan is secured by, among other things, the Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated January 7, 2000 ("Deed of Trust"), by Borrower, as trustor, for the benefit of Lender, as beneficiary, recorded on January 11, 2000, at Document No. 200002196, records of Allen County, Indiana. The agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the "Security Documents."

     C. Lender and Borrower have executed and delivered previously the following agreements ("Modifications") modifying the terms of the Loan, the Note, the Loan Agreement, and/or the Security Documents: First Amendment to Loan and Security Agreement dated as of June 30, 2000 and Second Amendment to Loan and Security Agreement dated as of June 29, 2001. The Note, the Loan Agreement, the Security Documents, any arbitration resolution, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified in the Modifications, are sometimes referred to individually and collectively as the "Loan Documents." Hereinafter, "Note," "Loan Agreement," "Deed of Trust" and "Security Documents" shall mean such documents as modified in the Modifications.

     D. Unlimited Guaranties guaranteeing repayment of the Loan (the "Guarantee Agreements") were executed and delivered to Lender by Electronic Designs, Inc., a Delaware corporation ("EDI"), and Panelview, Incorporated, an Oregon corporation ("Panelview") (hereinafter EDI and Panelview together called "Guarantors").

     E. Administration of the Loan has been transferred by Lender from Dallas, Texas to Phoenix, Arizona in the state where Borrower has its chief executive office.


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     F. Borrower has requested that Lender modify the Loan and the Loan
Documents as provided herein. Lender is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.

                                   AGREEMENT:

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

SECTION 1.        ACCURACY OF RECITALS; ACKNOWLEDGEMENT.

     1.1 Borrower acknowledges the accuracy of the Recitals.

     1.2 Borrower hereby acknowledges that, as of December 31, 2001, based on its Investment in Panelview in an amount in excess of $3,000,000, it was not in compliance with Section 9.11 of the Loan Agreement (the "Covenant
Non-Compliance").

SECTION 2.        MODIFICATION OF LOAN DOCUMENTS; OTHER AGREEMENTS.

     2.1 The following definitions in Section 1.1 of the Loan Agreement are hereby amended to read as follows:

          "Borrowing Base" means, as of any date, an amount equal to the sum of:
     (a) eighty percent (80%) of Eligible Accounts on such date, PLUS (b) the lesser of (i) fifty percent (50%) of the value of Eligible Inventory consisting of finished goods, PLUS twenty-five percent (25%) of the value of Eligible Inventory consisting of raw materials, (ii) $4,000,000, or
     (iii) the amount outstanding against Eligible Accounts, MINUS (c) the Reserve.

          "Collateral" means and includes all of each Borrower's, Panelview's and EDI's now owned or hereafter acquired assets, whether tangible or intangible, including without limitation all of each of Borrower's, Panelview's and EDI's right, title and interest in and to each of the following, wherever located and whether now existing or hereafter arising:
     (a) all accounts, (b) all inventory, (c) all equipment, (d) all contract rights, (e) all general intangibles, (f) all Intellectual Property, (g) all deposit accounts, (h) all investment property, (i) all instruments, (j) all chattel paper, (k) all goods, (l) all documents, (m) all insurance and certificates of insurance pertaining to any and all items of Collateral,
     (n) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, (o) all cash deposited with Lender or any Affiliate thereof, and (p) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or




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     all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form.

          "Committed Sum" means $8,000,000.

          "Debt Service Coverage Ratio" means, for any period, the ratio of (i) consolidated Net Income of Borrower before income taxes for such period, plus interest expense and depreciation and amortization expenses for such period, less Non-Financed Capital Expenditures for such period, to (ii) principal and interest actually paid on Funded Indebtedness during such period.

          "Eligible Accounts" shall mean all accounts of each of Borrower, Panelview and EDI which are deemed by Lender in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base net of any and all interest, finance charges, sales tax, fees, returns, discounts, claims, credits, charges, contra accounts, exchange contracts or other allowances, offsets and rights of offset, deductions, counterclaims, disputes, rejections, shortages or other defenses and all credits owed or allowed by Borrower, Panelview or EDI, as appropriate, upon any of their respective accounts and further reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement. Eligible Accounts shall not include the following:

               (a) accounts which remain unpaid more than ninety (90) days past their invoice dates;

               (b) accounts which are not due and payable within thirty (30) days after their invoice dates;

               (c) accounts owing by a single Account Debtor if twenty percent (20%) or more of the aggregate balance owing by said Account Debtor is ineligible pursuant to clauses (a) or (b) above;

               (d) accounts with respect to which the Account Debtor is an Affiliate of Borrower, Panelview or EDI;

               (e) accounts with respect to which the obligation of payment b the Account Debtor is or may be conditional for any reason whatsoever including, without limitation, accounts arising with respect to goods that were (i) not sold on an absolute basis, (ii) sold on a bill and hold sale basis, (iii) sold on a consignment sale basis, (iv) sold on a guaranteed sale basis, (v) sold on a sale or return basis, or (vi) sold on the basis of any other similar understanding;

               (f) Canadian accounts in excess of an aggregate cap of $1,500,000, and other accounts with respect to which the Account






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          Debtor is not a resident or citizen of, or otherwise located in, the continental United States of America, or with respect to which the Account Debtor is not subject to service of process in the continental United States of America, unless such accounts are backed in full by irrevocable letters of credit or insurance in form and substance satisfactory to Lender issued or confirmed by a domestic commercial bank acceptable to Lender; provided, however, that such non-Canadian accounts shall not exceed $2,500,000 in the aggregate;

               (g) accounts in excess of $100,000 in the aggregate with respect to which the Account Debtor is the United States of America or any other federal governmental body unless such accounts are duly assigned to Lender in compliance with all applicable governmental requirements (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable);

               (h) accounts with respect to which Borrower, Panelview or EDI is or may be liable to the Account Debtor for goods sold or services rendered by such Account Debtor, but only to the extent of such liability to such Account Debtor;

               (i) accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the applicable Account Debtor or with respect to which the services performed giving rise thereof have not been completed and accepted as satisfactory by the Account Debtor thereon;

               (j) accounts which are not invoiced within FIVE (5) DAYS after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto;

               (k) accounts which are not subject to a first priority perfected security interest in favor of Lender;

               (l) that portion of an account balance owed by a single Account Debtor which exceeds fifteen percent (15%) of total accounts otherwise deemed eligible hereunder; and

               (m) accounts that Lender, in its sole discretion, has determined to be ineligible.

          "Eligible Equipment" shall mean, as of any date of determination, all equipment owned by and in the possession of Borrower, Panelview or EDI that




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     Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes.

          "Eligible Inventory" means, as at any date of determination, all inventory owned by and in the possession of Borrower, Panelview or EDI and located in the United States of America that Lender, in its sole and absolute discretion, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible Inventory:

               (a) work-in-process;

               (b) finished goods which do not meet the specifications of the purchase order for such goods;

               (c) inventory which Lender determines, in its sole and absolute discretion, to be unacceptable for borrowing purposes;

               (d) inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest;

               (e) inventory with respect to which there exists any Lien in favor of any Person other than Lender;

               (f) packaging and shipping materials, products and labels;

               (g) inventory that is obsolete or returned or repossessed or used goods taken in trade;

               (h) inventory produced in violation of the Fair Labor Standards Act, in particular provisions contained in Title 29 U.S.C. 215(a)(i); and

               (i) inventory located at a location for which Lender does not have a valid landlord's or warehouseman's waiver or subordination on terms and conditions acceptable to Lender in its sole discretion and inventory located at any location other than those listed on SCHEDULE 5.1(q).

          "Lender's Office" means that office of Lender located at 201 North Central Avenue, Phoenix, Arizona 85004, Attention: Commercial Banking AZ1-1178 with a mailing address of Post Office Box 71, Phoenix, Arizona 85001, Attention: Commercial Banking AZ1-1178, or such other office as Lender may designate from time to time.

          "Loans" means the Revolving Loan.



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
          "Notes" means the Revolving Note.

          "Permitted Investments" means Investments of Borrower in: (a) negotiable certificates of deposit issued by Lender, (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (c) EDI, which shall not exceed at any time outstanding the amount of availability resulting from Collateral of EDI as shown on the most recent Borrowing Base Report, and (d) Panelview, which shall not exceed $5,000,000 outstanding at any time. The amount of the Investments that are outstanding to each of EDI and Panelview shall be the remainder of (A) the sum of all disbursements to, and other Investments by Borrower in, EDI or Panelview, as appropriate, minus (B) all receipts by Borrower of accounts of EDI or Panelview, as appropriate.

          "Schedule of Equipment" means a schedule of all equipment of Borrower, Panelview and EDI delivered by Borrower to Lender from time to time.

          "Termination Date" means March 28, 2004.

     2.2 Section 1.1 of the Loan Agreement is hereby amended by the deletion of the following definition:

          "Permitted Indebtedness"

     2.3 Sections 2.4 and 2.5 of the Loan Agreement are hereby amended to read in each case as follows:

          Section 2.4 [Intentionally deleted.]

          Section 2.5 [Intentionally deleted.]

     2.4 Section 2.7 of the Loan Agreement is hereby amended to read as follows:

            Section 2.7 Mandatory Prepayment. Upon any sale by Borrower, Panelview or EDI of any of its equipment, any and all amounts received by Borrower, Panelview or EDI, as appropriate, as proceeds from the sale of any such equipment shall be paid, promptly upon receipt by Borrower, Panelview or EDI, to Lender, and shall be applied to the Revolving Loan.

     2.5 Section 3.1 of the Loan Agreement is hereby amended to read as follows:

          Section 3.1 Interest.

               (a) Revolving Loan. Borrower shall pay interest on the unpaid principal amount of the Revolving Loan at the rate(s) per annum set forth in the Revolving Note in accordance with the terms of the Revolving Note.



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               (b) Default Rate. From and after the occurrence of an Event of
          Default, the unpaid principal amount of the Obligations shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by Lender) at a rate per annum equal to the lesser of (A) the Maximum Rate, or (B) the Default Rate, payable on demand.

               (c) Computation of Interest. The interest rates provided for in
          Section 3.1(a) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

               (d) Effective Interest Rate. Borrower agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Borrower, or any benefit received or to be received by Lender, in connection with the Notes.

     2.6 Section 3.2(a) of the Loan Agreement is hereby amended to read as follows:

               (a) Unused Facility Fee. As consideration for Lender's commitment hereunder, Borrower shall pay to Lender an unused facility fee equal to one fourth of one percent (0.25%) per annum of the average daily unused portion of the Committed Sum in effect from time to time, payable monthly in arrears. Such fee shall be payable on the first day of each month and on the Termination Date.

     2.7 Section 3.4(b) of the Loan Agreement is hereby amended to read as follows:

               (b) [Intentionally left blank].

     2.8 Sections 6.2 and 6.4 of the Loan Agreement are hereby amended to read as follows:

          Section 6.2 Collection of Accounts.

               (a) Upon the occurrence of an Event of Default, Borrower shall, and shall cause EDI to, cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of accounts, or of any other Collateral, to be forwarded to a Lockbox for deposit in (i) the Collection Account, if such Lockbox is maintained pursuant to a Lockbox agreement with Lender, and (ii) a Blocked Account, if such Lockbox is maintained with a Collecting Bank pursuant to a Blocked Account Agreement, in accordance with the procedures set out in the corresponding Blocked Account Agreement. In particular, upon the occurrence of an Event of Default, Borrower shall, and shall cause EDI to, (i)




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          advise each Account Debtor to address to a Lockbox specified by Lender all remittances with respect to amounts payable on all accounts, and
          (ii) stamp all invoices relating to any such amounts with a legend satisfactory to Lender indicating that payment is to be made to Borrower or EDI, as appropriate, via such specified Lockbox.

               (b) Upon the occurrence of an Event of Default, Borrower shall cause Panelview to cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of accounts, and of all other Collateral provided by Panelview, to be deposited in, or forwarded to, the Collection Account not less often than weekly. Upon the occurrence of an Event of Default, Borrower shall cause Panelview to cause all such proceeds to be deposited in a Blocked Account for forwarding to the Collection Account.

               (c) Upon the occurrence of an Event of Default, Borrower and Lender shall (and Borrower shall cause EDI to) cause all balances in each Blocked Account to be transmitted daily to the Collection Account by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Blocked Account Agreement. Deposits in the Collection Account that represent proceeds of accounts of Borrower or of EDI shall be credited, subject to final payment, to the payment of the Obligations TWO DAYS after the date of actual receipt and deposit into the Collection Account by Lender. Deposits in the Collection Account that represent proceeds of accounts of Panelview shall be credited, subject to final payment, to the payment of the Obligations on the date of actual receipt and deposit into the Collection Account by Lender. The delay in applying funds held in the Collection Account to the Obligations shall in all respects be limited so that interest on the Obligations is at all times less than interest calculated at the Maximum Rate.

               (d) Upon the occurrence of an Event of Default, Borrower shall, and shall cause EDI and Panelview to, hold any payments which are received by Borrower, EDI or Panelview (including any payment evidenced by a promissory note or other instrument) in trust for Lender. Borrower shall, and shall cause EDI and Panelview to, cause all such payments to be (i) deposited in the Collection Account, or
          (ii) delivered to Lender, as promptly as possible in the exact form received, together with any necessary endorsements.



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          Section 6.4 Disputes, Returns and Adjustments.

               (a) Borrower shall, and shall cause Panelview and EDI to, provide Lender with prompt written notice of amounts in excess of $100,000 that are in dispute with respect to any accounts.

               (b) Borrower shall, and shall cause Panelview and EDI to, notify Lender promptly of all returns and credits in respect of any account, which notice shall specify the accounts affected and be included in the Borrowing Base Certificate delivered to Lender in accordance with
          SECTION 8.3(e). Borrower shall, and cause Panelview and EDI to, notify Lender promptly of any pending return or credit in excess of $100,000, and shall specify the account affected, the related Account Debtor and the goods to be returned.

               (c) Borrower, Panelview or EDI may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any account or compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon; PROVIDED that (i) neither Borrower, Panelview nor EDI shall taken any such action that results in the reduction of more than five percent (5%) of the amount payable with respect to any account or of more than $25,000 with respect to all accounts of Borrower, Panelview or EDI, as appropriate, in any fiscal year, and (ii) Borrower shall, and shall cause Panelview and EDI to, promptly notify Lender (but not less often than ten (10) days after the end of each month) of the amount of such adjustments and the account(s) affected thereby.

2.9 Article VIII of the Loan Agreement is hereby amended to read as follows:

          ARTICLE VIII - FINANCIAL AND COLLATERAL REPORTING

          So long as this Agreement shall be in effect or any of the Obligations shall be outstanding, Borrower shall furnish to Lender:

          Section 8.1 Financial Statements.

               (a) Audited Year-End Statements. As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, copies of the audited consolidated and consolidating balance sheet of Borrower and its subsidiaries as of the end of such fiscal year and the related consolidated and consolidating audited statements of income, shareholders' equity and cash flow for such fiscal year, in each




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          case setting forth in comparative form the figures for the previous year of Borrower and its subsidiaries and certified by independent certified public accountants selected by Borrower and acceptable to Lender. In addition on or before such date, Borrower shall provide Lender with copies of all management reports received from its certified public accountants.

               (b) Quarterly Financial Statements. As soon as available, but in any event within sixty (60) days after the end of each fiscal quarter of Borrower, copies of the unaudited consolidated and consolidating balance sheet of Borrower as of the end of such fiscal quarter and the related unaudited consolidated and consolidating income statement and statement of cash flow for Borrower for such fiscal quarter and for the portion of the fiscal year of Borrower through such fiscal quarter, certified by the chief financial officer of Borrower as presenting fairly the financial condition and results of operations of Borrower as of the date thereof and for the periods ended on such date, subject to normal year end adjustments.

               (c) Projected Financial Statements. As soon as available, but in any event at least thirty (30) days prior to the end of each fiscal year of Borrower, forecasted financial statements prepared by Borrower, consisting of consolidated and consolidating balance sheets, cash flow statements and income statements of Borrower, reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period until the next fiscal year end.

          All such financial statements shall be complete and correct in all material respects and all such financial statements referred to in clauses (a) and (b) shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

          Section 8.2 Compliance Certificate. Within sixty (60) days after the end of each fiscal quarter of Borrower, a certificate of Borrower's President or chief financial officer in the form of Exhibit B.

          Section 8.3 Collateral Information and Reports.

          (a) Schedules of Accounts. Within thirty (30) days after the end of each month if there is an outstanding Revolving Loan balance and no later than five (5) days prior to any advance, a Schedule of Accounts listing all accounts of Borrower, Panelview and EDI as of the last business day of such month setting forth (A)




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          the name of each Account Debtor together with account balances detailed by invoice number, amount (and any applicable rebate or discount), invoice date and terms, (B) aging of all account setting forth accounts thirty (30) days past the invoice date or less, accounts over thirty (30) days but less than sixty-one (61) days past the invoice date, accounts over sixty (60) days but less than ninety-one (91) days past the invoice date, accounts over ninety days but less than one hundred twenty-one (121) days past the invoice date and accounts over one hundred twenty (120) days past the invoice date, and (C) a reconciliation the Schedule of Accounts to the Borrowing Base Certificate as of the most recent month end and Borrower's, Panelview's and EDI's general ledger as of such month end.

               (b) Schedules of Accounts Payable. Within thirty (30) days after the end of each month if there is an outstanding Revolving Loan balance and no later than five (5) days prior to any advance, a statement of accounts payable of Borrower, Panelview and EDI as of the last business day of such month setting forth (A) a detailed aged trial balance of all of Borrower's, Panelview's and EDI's respective accounts payable, specifying the name of and the balance due to each creditor, and (B) a reconciliation to the schedule of accounts payable delivered in respect of the next preceding month.

               (c) Schedule of Inventory. Within thirty (30) days after the end of each month if there is an outstanding Revolving Loan balance and no later than five (5) days prior to any advance, (A) (i) a Schedule of Inventory, based upon Borrower's, Panelview's and EDI's perpetual inventory, as of the last business day of such month, itemizing and describing the kind, type, quantity and location of all inventory of Borrower, Panelview and EDI and the cost thereof with a summary of inventory by category, (ii) a detailed statement of all inventory that is not located on the premises described on Schedule 5.1(o), and (iii) an inventory turnover report, in form and substance acceptable to Lender, and (B) a reconciliation of the Schedule of Inventory to the Borrowing Base Certificate as of the most recent month end and Borrower's general ledger as of such month end

               (d) Borrowing Base Certificate. Within thirty (30) days after the end of each month if there is an outstanding Revolving Loan balance and no later than five (5) days prior to any advance, a Borrowing Base Certificate prepared as of the close of business on the last business day of such week, along with supporting documentation, in form and substance satisfactory to Lender

          (including but not limited to information on sales, credit, collections, adjustments and inventory changes).

               (e) Certification. Each of the schedules and certificates delivered to Lender pursuant to this Section 8.3 shall be signed and certified by the president, chief financial officer or treasurer of Borrower to be true, correct and complete as of the date indicated thereon.

               (f) Other Information. Lender may, in its sole discretion, from time to time require Borrower to deliver the schedules and certificates described in Section 8.3 more or less often and on different schedules than specified in such Section. Borrower shall also furnish to Lender such other additional information as Lender may from time to time request.

     2.10 Section 9.1 of the Loan Agreement is hereby amended to read as follows:

          Section 9.1 Financial Covenants.

               (a) Maximum Liabilities to Tangible Net Worth. Permit the ratio of Borrower's consolidated total Liabilities to its consolidated Tangible Net Worth at any month end to be greater than 1.25 to 1.0.

               (b) Minimum Debt Service Coverage. Permit, as of the last day of each fiscal quarter, the ratio of Borrower's consolidated Debt Service Coverage Ratio for the twelve consecutive months ending with such quarter end, to be less than 1.25 to 1.0.

               (c) Minimum Tangible Net Worth. Permit the consolidated Tangible Net Worth of Borrower as of the end of any fiscal quarter to be less than $30,000,000 plus the sum of fifty percent (50%) of year to date consolidated Net Income (but not net losses) of Borrower.

          In the event that Borrower acquires any additional subsidiaries in accordance with SECTION 9.11, the above financial covenants shall be calculated solely with reference to the financial statements of Borrower, Panelview and EDI without including the financial statements or condition of any such additional subsidiaries.

     2.11 Sections 9.2, 9.3 and 9.4 of the Loan Agreement are hereby amended to read as follows:

          Section 9.2 Capital Expenditures. Make or incur any Capital Expenditures, except that Borrower may make or incur Capital Expenditures in any fiscal year in an amount not to exceed, in the aggregate $5,000,000 in fiscal year 2002 and $3,000,000 in any fiscal year thereafter.

          Section 9.3 Prohibited Distributions and Payments, Etc. Declare or make any Prohibited Distributions or Prohibited Payment.

          Section 9.4 Indebtedness. Except as disclosed on Schedule 5.1(h), create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed.

     2.12 Section 11.4 of the Loan Agreement is hereby amended to read as follows:

          Section 11.4 Venue; Service of Process. BORROWER AND LENDER HEREBY AGREE THAT THE FEDERAL COURT SITTING IN PHOENIX, ARIZONA OR, AT THE OPTION OF LENDER, ANY COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH BORROWER TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, and hereby waives personal service of the summons and complaint or other process or papers issued therein and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to Borrower at the address set forth in Section 11.1(b), which service shall be deemed made upon receipt thereof. All parties hereto agree that venue is proper in Maricopa County, Arizona, that such county is a convenient forum in which to decide any dispute arising hereunder and hereby agree not to assert any argument that such county is an inconvenient or improper forum for any such dispute.

     2.13 Section 11.11 of the Loan Agreement is hereby amended to read as follows:

          Section 11.11 Governing Law. This Agreement, the Note and all Loan Documents shall be construed in accordance with and governed by the law of the State of Arizona.

     2.14 The Borrowing Base Certificate is hereby amended to read in the form attached hereto as Exhibit "A".

     2.15 Exhibit B (Compliance Certificate) of the Loan Agreement is hereby amended to read as attached hereto as Exhibit "B".

     2.16 Schedules 5.1(i), 5.1(o), 5.1(p) and 5.1(r) are hereby amended to read as attached hereto as Schedules 5.1(i), 5.1(o), 5.1(p) and 5.1(r).

     2.17 All references in the Loan Agreement to "Term Loan" and "Term Note" are hereby deleted.

     2.18 All references in the Loan Agreement to "Central time" or to "Dallas,] Texas time" are hereby amended to read "Phoenix, Arizona time."

     2.19 Reference to Lender's address in Section 11.1(b) of the Loan Agreement and in all other Loan Documents are hereby amended to read as follows:

                  Post Office Box 71
                  Phoenix, Arizona  85001
                  Attention:  Commercial Banking AZ1-1178
                  Facsimile No.:  (602) 221-1502

     2.20 All references in the Loan Documents to "$12,000,000" or "Twelve Million and No/100 Dollars" with respect to the Revolving Loan and the Revolving Note are hereby amended to read "$8,000,000" and "Eight Million and No/100 Dollars," respectively.

     2.21 All Loan Documents are hereby amended to provide that they shall be governed by the law of the State of Arizona.

     2.22 The Note is hereby amended as follows:

          (a) The definition of Interest Period in Section 1 of the Note is hereby amended to read as follows:

               "Interest Period" shall mean, with respect to any LIBOR Balance, a period commencing: (i) on any date which, pursuant to an Interest Notice, the principal amount of such LIBOR Balance beings to accrue interest at the Adjusted LIBOR Rate, or (ii) the Business Day following the last day of the immediately preceding Interest Period in the case of a rollover to a successive Interest Period and ending one, two, three or six months thereafter as Borrower shall elect in accordance with the provisions hereof; provided, that: (A) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, and (B) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

          (b) "Maturity Date" is hereby amended from January 7, 2003 to March 28, 2004.

          (c) "Total Principal Amount" is hereby amended from Twelve Million and No/100 Dollars ($12,000,000.00) to Eight Million and No/100 Dollars ($8,000,000.00).

     2.23 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of

Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantors is materially incomplete, incorrect, or misleading as of the date hereof.

     2.24 Each reference in the Loan Documents to any of the Loan Documents is hereby amended to be a reference to such document as modified herein.

     2.25 Lender hereby waives the Covenant Non-Compliance. Notwithstanding this or any prior waiver of forbearance, actual or implied, of any nature by Lender, time is hereby declared to be of the essence hereof, of the Obligations, of the Loan Agreement and of all Security Documents, and Lender requires, and Borrower agrees to, strict performance of each and every covenant, condition, provision and agreement hereof, of the Obligations, of the Loan Agreement and of all Security Documents.

SECTION 3. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

     The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

SECTION 4. BORROWER REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants to Lender:

     4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

     4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.

     4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

     4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

     4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

     4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

SECTION 5. BORROWER COVENANTS.

     Borrower covenants with Lender:

     5.1 Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.

     5.2 Borrower fully, finally, and absolutely and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, and whether contingent or matured, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

SECTION 6. CONDITIONS PRECEDENT.

     The agreements of Lender and the modifications contained herein shall not be binding upon Lender until Lender has executed and delivered this Agreement and Lender has received, at Borrower's expense, all of the following, all of which shall be in form and content satisfactory to Lender and shall be subject to approval by Lender:

     6.1 An original of this Agreement fully executed by the Borrower and all Guarantors;

     6.2 An updated Schedule of Equipment;

     6.3 If Borrower or any Guarantor is a corporation, limited liability company, partnership or trust, such resolutions or authorizations and such other documents as Lender may require relating to the existence and good standing of that corporation, partnership or trust, and the authority of any person executing this Agreement or other documents on behalf of that corporation, limited liability company, partnership or trust; and

     6.4 Payment of all the internal and external costs and expenses incurred by Lender in connection with this Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

SECTION 7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR
           WAIVER.

     The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the

Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

SECTION 8. BINDING EFFECT.

     The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its right or delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

SECTION 9. CHOICE OF LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

SECTION 10. COUNTERPART EXECUTION.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

     DATED as of the date first above stated.

                              WHITE ELECTRONIC DESIGNS
                              CORPORATION, an Indiana corporation



                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                                                                        BORROWER
                              BANK ONE, NA, a national
                              banking association with
                              its main office in Chicago,
                              Illinois, successor by
                              merger to Bank One, Texas,
                              N.A.



                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                                                                          LENDER

                       CONSENT AND AGREEMENT OF GUARANTORS


     With respect to the Third Modification Agreement, dated March 28, 2002 ("Agreement"), between WHITE ELECTRONIC DESIGNS CORPORATION, an Indiana corporation ("Borrower"), and BANK ONE, NA, a national banking association with its main office in Chicago, Illinois, successor by merger to Bank One, Texas, N.A. ("Lender"), the undersigned (individually and, if more than one, collectively "Guarantor") agrees for the benefit of Lender as follows:

     1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) the Guarantee Agreements as modified herein, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Guarantee Agreements (including, without limitation, any arbitration resolution and any environmental certification and indemnity agreement previously executed and delivered by the undersigned) and the Security Documents delivered by Guarantor (the "Security Agreements"), as modified herein. The Guarantee Agreements, the Security Agreements and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the "Guarantor Documents."

     2. Guarantor consents to the modification of the Loan Documents and all other matters in the Agreement.

     3. Guarantor fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, the Guarantor Documents, or the actions or omissions of Lender in respect of the Loan, the Loan Documents, or the Guarantor Documents and (ii) arising from events occurring prior to the date hereof.

     4. Guarantor agrees that all references, if any, to the Note, the Loan Agreement, the Deed of Trust, the Security Documents, and the Loan Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.

     5. Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantors. Any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security for the Guarantee Agreements and the obligations of Guarantor in the Guarantee Agreements.

     6. Guarantor agrees that the Loan Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent and Agreement of Guarantors, are the legal, valid, and binding obligations of Borrower and the undersigned, respectively, enforceable in accordance with their terms against Borrower and the undersigned, respectively.

     7. Guarantor agrees that Guarantor has no claims, counterclaims, defenses, or offsets with respect to the enforcement against Guarantor of the Guarantor Documents.

     8. Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Guarantor from the most recent financial statement received by Lender.

     9. Guarantor waives and agrees not to assert with respect to the Guarantor
Documents: (a) any right to require Lender to proceed against Borrower or any other guarantor, to proceed against or exhaust any security for the indebtedness, to pursue any other remedy available to Lender, or to pursue any remedy in any particular order or manner; (b) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand, nonpayment and acceptance of the Guarantee Agreements; (c) notice of the existence, creation or incurring of new or additional indebtedness of Borrower to Lender; (d) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of A.R.S. Sections 12-1641, et seq.; (e) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Borrower for the indebtedness; and (f) the benefits of any statutory provision limiting the right of Lender to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the indebtedness, after any foreclosure or trustee's sale of any security for the indebtedness.

     10. Guarantor agrees that the Guarantor Documents are hereby modified to provide that they shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

     11. Guarantor agrees that this Consent and Agreement of Guarantors may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Consent and Agreement of Guarantors to physically form one document.

         DATED as of the date of the Agreement.

                                  ELECTRONIC DESIGNS, INC., a Delaware
                                  corporation



                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                    PANELVIEW, INCORPORATED, an Oregon
                                    corporation



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                       GUARANTOR

                                   EXHIBIT "A"

                           BORROWING BASE CERTIFICATE

                                   EXHIBIT "B"

                             COMPLIANCE CERTIFICATE


         This Compliance Certificate (this "Certificate") is executed and delivered pursuant to and in accordance with the provisions of that certain Loan and Security Agreement (as amended from time to time, the "Loan Agreement") dated as of January 7, 1999, between WHITE ELECTRONIC DESIGNS CORPORATION, AN INDIANA CORPORATION ("Borrower"), and BANK ONE, NA, A NATIONAL BANKING ASSOCIATION WITH ITS MAIN OFFICE IN CHICAGO, ILLINOIS SUCCESSOR BY MERGER TO BANK ONE, TEXAS, N.A. ("Bank"). All capitalized terms used in this Certificate, if not otherwise defined herein, shall have the respective meanings assigned to such terms under the Loan Agreement.

         The undersigned hereby represents and warrants to Bank as follows:

1. Authority. The undersigned is the [president] [chief financial officer] of Borrower.

2. Review. The undersigned has reviewed (a) the activities of Borrower during Borrower's fiscal period ending ____________, 200__ (the "Subject Fiscal Period"), (b) the financial condition of Borrower as of the last day of the Subject Fiscal Period, and (c) the Loan Agreement and all of the other Loan Documents.

3. Compliance. Based upon my review of the financial condition of Borrower and the other information and documents described in paragraph 2 above, Borrower (a) has observed, performed and fulfilled its obligations and covenants contained in the Loan Agreement and the other Loan Documents, and (b) no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred, the nature and status of such Default or Event of Default is described as follows:
         ______________________________________________________________________
         ______________________________________________________________________

4. Financial Covenants. The financial information of Borrower that the undersigned has provided below demonstrates the Borrower's compliance with the financial covenants set forth in the Loan Agreement. All of such financial information is true and correct as of the last day of the Subject Fiscal Period (unless another date or a specific time period is stated). The Subsections specifically referenced below have been provided to identify the applicable provision in the Loan Agreement which covers the subject financial covenant. All financial covenants are calculated on a consolidated basis.

         (a) Maximum Liabilities to Tangible Net Worth. Permit the ratio of Borrower's consolidated total Liabilities to its consolidated Tangible Net Worth at any month end to be greater than 1.25 to 1.0.

                  (A)      Maximum ratio of Liabilities to Tangible Net Worth
                           permitted under Section 9.1(a) of the Loan Agreement                      1.25 to 1.0

                  (B)      Total Liabilities:                                                  $
                                                                                                ----------------

                  (C)      Net Worth                                                           $
                                                                                                ----------------

                  (D) All intangible items, amounts due from Affiliates, employees and shareholders and all other items which should properly be treated as intangibles in accordance with GAAP $

                  (E)      Tangible Net Worth (item (C) minus item (D)):                       $
                                                                                                ----------------

                  (F)      Ratio of total Liabilities to Tangible Net Worth
                           (total of item (B) above divided by item (C) above)                        ___ to 1.0

         (b) Minimum Debt Service Coverage. Pursuant to Section 9.1(b) of the Loan Agreement, Borrower shall not permit, as of the last day of each fiscal quarter, the ratio of Borrower's consolidated Debt Service Coverage
Ratio for the twelve consecutive months ending with such quarter end, to be less 1.25 to 1.0.

                  (A)      Consolidated Net Income of Borrower                                 $
                                                                                                ----------------

                  (B)      Income Taxes                                                        $
                                                                                                ----------------

                  (C)      Interest Expense                                                    $
                                                                                                ----------------

                  (D)      Depreciation and amortization expense                               $
                                                                                                ----------------

                  (E)      Non-Financed Capital Expenditures                                   $
                                                                                                ----------------

                  (F)      Principal and interest paid on Funded Indebtedness                  $
                                                                                                ----------------

                  (G)      Debt Service Coverage Ratio [(A)+(B)+(C)+(D)-(E)/(F)]               $
                                                                                                ----------------

         (c) Tangible Net Worth. Pursuant to Section 9.1(c) of the Loan Agreement, the Borrower shall not permit the consolidated Tangible Net Worth of Borrower as of the end of any fiscal quarter to be less than $30,000,000 plus the sum of (i) fifty percent (50%) of year to date Net Income, minus (ii) amounts paid to redeem preferred stock (not to exceed $3,000,000 in the aggregate for all periods), plus (iii) the amount of any additions to net worth generated by conversion of preferred stock.

                  (A)      Tangible Net Worth (from item (a) (E) above)                        $
                                                                                                ----------------

                  (B)      Fifty percent (50%) of year to date Net Income                      $
                                                                                                ----------------

                  (C)      Amounts paid to redeem preferred stock                              $
                                                                                                ----------------

                  (D)      Additions to net worth generated by conversion of
                           preferred stock                                                     $
                                                                                                ----------------

                  (E)      Sum of (A)+(B)-(C)+(D)                                              $
                                                                                                ----------------

Dated:
       -----------------------

                                    WHITE ELECTRONIC DESIGNS
                                    CORPORATION



                                    By:
                                       ---------------------------------------
                                            Hamid R. Shokrgozar, President

                                 SCHEDULE 5.1(i)

                                   LITIGATION

                                 SCHEDULE 5.1(o)

                             LOCATIONS OF INVENTORY

                                 SCHEDULE 5.1(p)

                             LOCATIONS OF EQUIPMENT

                                 SCHEDULE 5.1(r)

                         CORPORATE AND FACILITIES NAMES


White Electronic Designs Corp.
Electronic Designs Inc.
Panelview, Incorporated